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                                                                    EXHIBIT 10.7

                              SECURITY AGREEMENT
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          This Security Agreement (this "Agreement"), dated as of August 9,
1996, is executed by SmarTalk TeleServices, Inc., a California corporation ("Debtor"), for the benefit of Lorsch Creative Network, Inc., a California corporation ("Secured Party"), with reference to the following facts:

          A. Secured Party is the holder of that certain Subordinated Promissory Note dated January 1, 1996 in the original principal amount of Two Million Dollars (the "Note"). The Note was issued by Debtor to Secured Party pursuant to that certain agreement dated December 28, 1995 between Debtor and Secured Party, providing for Debtor's purchase of Secured Party's advertising agency business in Los Angeles, California.

          B. Pursuant to that certain Subordination Agreement dated January 1, 1996 between Debtor and Secured Party, the indebtedness represented by the Note is subordinated in right of payment to the prior payment of certain indebtedness of Debtor to SmarTalk Partners, LLC.

          C. Debtor is entering into an interim financing agreement with SmarTalk Partners, LLC ("Lender"), substantially contemporaneously with the execution hereof. As a condition to providing such financing, Lender requires that Secured Party agree that the indebtedness represented by the Note shall be subordinated in right of payment to the prior payment of Debtor's indebtedness to Lender. To induce Secured Party to enter into a subordination agreement with Lender and as consideration for such subordination agreement, Debtor has agreed to execute this Agreement in favor of Secured Party.

          NOW, THEREFORE, it is agreed as follows:

     1.   Definitions.
          -----------

          As used in this Agreement, the following terms shall have the meanings set forth below:

          a. "Affiliate" shall have meaning set forth in Section 1.1 of the Loan Agreement.

          b. "Collateral" shall mean all personal property of Debtor, whether tangible or intangible, wherever located or situated, whether now owned or hereafter acquired by Debtor, including without limitation:

              i. existing and future accounts receivable, including accounts, instruments, documents, chattel paper and general intangibles in which Debtor has or later acquires rights;

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              ii.  contract rights;

              iii. rights as lessee under any lease of office space, including all furnishings, fixtures and improvements, and personal property;

              iv.  equipment;

              v. inventory, including raw materials, work-in-process, and finished goods;

              vi.  accounts, deposits and certificates;

              vii. general intangibles; and

              viii. all proceeds, products, additions, replacements and substitutes of any and all of the above.

          c.  "Commercial Lender" shall mean SmarTalk Partners LLC.

          d.  "Debtor" shall mean SmarTalk TeleServices, Inc.

          e. "Event of Default" shall mean any failure by Debtor to pay any installment of interest or principal on the Note when due.

          f. "First Amendment" shall mean that certain Amendment to Subordinated Promissory Note dated June 11, 1996 between Debtor and Secured Party.

          g. "Indebtedness" shall mean all of Debtor's obligations to Secured Party arising under the Note.

          h. "Loan Agreement" shall mean that certain Loan and Investment Agreement dated December 28, 1995 among SmarTalk Partners LLC, as lender, Debtor, as borrower, and Robert H. Lorsch, a shareholder of Debtor.

          i. "Note" shall mean that certain promissory note dated January 1, 1996 in the original principal amount of Two Million Dollars, issued by Debtor to Secured Party.

          j. "Obligations" shall mean existing and future Indebtedness and all other obligations of Debtor under the Note and under this Agreement, including attorneys' fees and costs incurred in enforcing this Agreement or collecting payment under it.

          k.  "Permitted Liens" shall mean liens which are permitted pursuant to
Section 6.1 of the Loan Agreement.

          l.  "Secured Party" shall mean Lorsch Creative Network, Inc.

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          m.  Terms defined in the California Commercial Code not otherwise defined in this Agreement are used in this Agreement as defined in the California Commercial Code on the date of this Agreement.

     2.   Security Interest.  As consideration for Secured Party's agreement to
          -----------------
enter into a subordination agreement in favor of Commercial Lender providing for subordination of payment of the Indebtedness, Debtor hereby grants Secured Party a security interest in the Collateral to secure payment of the Obligations. The security interest is subject to the following:

          a. Debtor represents that, with the exception of rights granted to Secured Party hereunder and the Permitted Liens, Debtor is the sole legal and equitable owner of 100% of the Collateral and has not previously transferred, assigned, pledged or hypothecated any interest in any of the Collateral.

          b. Debtor will not transfer, assign, pledge or hypothecate any interest in the Collateral until it satisfies the Obligations in full owed to Secured Party, except as permitted by the Loan Agreement.

          c. Secured Party's security interest shall be extinguished on full indefeasible payment of the Indebtedness.

     3.   Covenants by Debtor.  Debtor promises:
          -------------------

          a. To comply, in accordance with their terms, with each of the covenants contained in the Loan Agreement.

          b. To pay all expenses, including attorneys' fees, incurred by Secured Party in the perfection, preservation, realization, enforcement and exercise of its rights under this Agreement.

          c. To indemnify Secured Party against loss of any kind, including reasonable attorneys' fees, caused to Secured Party by reason of its interest in the Collateral.

          d. Not to permit liens on the Collateral, except the Permitted Liens and liens granted to Lender.

          e. To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a perfected security interest in the Collateral.

          f. To maintain and to continue to maintain at Debtor's address listed in Paragraph 12 complete and accurate books and records comprising a standard modern accounting system in accordance with generally accepted accounting principles, consistently applied, that accurately and correctly record and reflect Debtor's income, expenses, liabilities, operations, accounts and ownership and location of the Collateral. Such books and records shall include all accounts, all payments received or credits granted thereon, and other dealings therewith. All such books and records and all documents relating to any of the Collateral are and shall continue

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to be genuine and will contain such information as may be reasonably requested by Secured Party.

          g. To promptly notify Secured Party in writing of any change of the address in its principal executive office and/or the location of any of the Collateral.

     4.   Appointment of Attorney in Fact.  Upon the occurrence of, and during
          -------------------------------
the continuance of, an Event of Default, Debtor appoints Secured Party as Debtor's attorney in fact, with the following powers:

          a. To perform any of Debtor's obligations hereunder and/or under the Note in Debtor's name or otherwise.

          b. To give notice of Debtor's right to payment, to enforce that right, and to make extension agreements with respect to it.

          c. To prepare and file financing statements, continuation statements, statements of assignment, termination statements, and the like, as necessary to perfect, protect, preserve or release Secured Party's interest in the Collateral.

          d. To endorse Debtor's name on instruments, documents or other forms of payment or security that come into Secured Party's possession.

          e.  To accept cash in payment of the Obligations.

     5.   Termination; Release of Collateral.
          ----------------------------------

          a. This Agreement will terminate when Debtor satisfies the Indebtedness in full and completes performance of all Obligations to Secured Party.

          b. Debtor has advised Secured Party that under various state laws or regulations applicable to Debtor's business, Debtor may incur certain liability for the failure to satisfy transport, call processing and tax liability pertaining to sold calling cards. Therefore, Secured Party agrees that its security interest in the Collateral will not include monies maintained in Debtor's segregated Transport Reserve Accounts which amounts are based on projected liability with respect to call processing, transport and taxes associated with issued and outstanding phone cards as determined from time to time by the Debtor's independent public accountants.

     6.   Documents to Perfect.  Debtor shall execute all required documents,
          --------------------
including UCC-1 financing statements, requested by Secured Party to effectuate and perfect the security interest granted hereunder.

     7.   Default.  Debtor will be in default under this Agreement if any Event
          -------
of Default occurs.

     8.   Remedies.
          --------

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          a.  Secured Party shall have all rights of a secured party under the
California Commercial Code or the Uniform Commercial Code of any other jurisdiction, where necessary to enforce this Agreement. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Secured Party's sole discretion without impairing its security interest, rights or available remedies. Secured Party's forbearance, failure or delay in exercising any right, power or remedy shall not preclude further exercise of that right, power or remedy which shall continue in effect unless and until Secured Party specifically waives it in writing.

          b. If Secured Party conducts a private sale of any Collateral by soliciting bids from 10 or more dealers or distributors in that type of Collateral, any such sale of Collateral in bulk or in parcels, to the bidder submitting the highest cash bid, within 120 days of (i) Secured Party taking possession and control of the Collateral or (ii) when Secured Party is otherwise authorized to sell the Collateral (whichever occurs last), is a commercially reasonable sale of the Collateral. Commercially reasonable notice of any public or private sale is given to Debtor if Secured Party sends Debtor a notice of the sale at least 7 days before the date of any public sale (or 7 days before the time after which a private sale will be made). The purchase of any Collateral by a supplier, as provided in any agreement between Secured Party and the supplier, is a commercially reasonable disposition or sale of the Collateral. If Secured Party disposes of any Collateral other than as set forth in this subparagraph, the commercial reasonableness of the disposition will be determined in accordance with the laws of the State of California. Debtor will (i) pay Secured Party even if any Collateral is defective or fails to conform to any warranties extended by any third party, (ii) not assert against Secured Party any claim or defense it has against any third party and (iii) indemnify and hold Secured Party harmless against any claims or defenses asserted by any buyer of the Collateral relating to the condition of, or representations made about, any Collateral. Debtor waives all rights of offset against Secured Party.

     9.   Further Acts; Cooperation.  The parties will execute all further
          -------------------------
documents reasonable, convenient, necessary or desirable to carry out this Agreement. The parties shall cooperate to effectuate the intent of this Agreement and the mutual benefits intended to be conferred under it.

     10.  Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
parties and their respective heirs, successors and assigns.

     11.  Jurisdiction and Venue for Disputes.  Any action relating to any
          -----------------------------------
dispute under this Agreement shall be litigated solely in the courts located in Los Angeles County, California. All parties consent to the jurisdiction in the State of California over all disputes and consent that venue is proper in Los Angeles County, California.

     12   Notices.  Any notice or other communication relating to this Agreement
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shall be deemed effective when served as follows:

     IF TO SECURED PARTY:

          Lorsch Creative Network, Inc.

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          3188 Kings Court
          Los Angeles, California 90077
          Attention:  Mr. Robert H. Lorsch
          Fax:  (310) 471-9659

     IF TO DEBTOR:

          SmarTalk TeleServices, Inc.
          1640 South Sepulveda Boulevard, Suite 500
          Los Angeles, California 90025
          Attention:  Mr. Andrew Folck
          Fax:  (310) 444-8800

     WITH A COPY TO:

          Dewey Ballantine
          333 South Hope Street, Suite 3000
          Los Angeles, California 90071
          Attention:  Robert M. Smith
          Fax:  (213) 625-0562

Service shall be effected either: (1) by fax when the fax transmission is completed, provided a hard copy is deposited in the U.S. Mail within 24 hours of fax notice; or (2) by personal service when a copy is personally delivered to the person being served. If for any reason a party cannot readily serve the other either by fax or by personal delivery, service shall be proper if mailed to the party to be served at the address set forth above, certified mail, return receipt requested, with a copy to the party's respective attorney by first class mail, in which event, service shall be deemed effective on the third business day after deposit in the mail. A party's failure or refusal to sign a return receipt shall not invalidate the notice. Any party may change his address by notifying the other party in writing and supplying a new fax number.

     13.  Headings.  Headings in this Agreement are for convenience only and
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shall not be deemed a part of this Agreement.

     14.  Governing Law.  This Agreement shall be interpreted and enforced in
          -------------
accordance with the laws of California.

     15.  Construction.  All parties have cooperated in the drafting and
          ------------
preparation of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against either party by virtue of its having drafted a specific provision.

     16.  Attorneys' Fees.  If any dispute occurs relating to this Agreement,
          ---------------
its alleged breach, its interpretation, the circumstances under which it was executed, or any other dispute pertaining to it, whether such dispute is based on contract, tort or equitable theories, the prevailing party shall recover its reasonable attorneys' fees and costs from the losing party.

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     17.  Post-Judgment Fees.  In addition to the attorneys' fees and costs
          ------------------
provided for in Paragraph 16 above, the parties agree that if any dispute between the parties results in a judgment in favor of either party, such party will be entitled to recover from the other all attorneys' fees and costs incurred by it in enforcing such judgment. This provision is intended to be severable from any other provision of this Agreement, and is not to be deemed merged in the judgment.

     18.  No Waiver.  No waiver by Secured Party of any breach or default will
          ---------
be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by Secured Party.

     19.  Other Matters.  The parties agree that, effective as of the date of
          -------------
this Agreement, the First Amendment shall be terminated and of no further force and effect.

     20.  Integration.  This Agreement (and the agreements referred to herein)
          -----------
is the entire agreement, and supersedes any prior agreement or understandings, between Secured Party and Debtor relating to its subject matter. There are no oral agreements pertaining to the subject matter of this Agreement, and this Agreement shall supersede all oral representations and statements by the parties. This Agreement may only be modified by a writing signed by the party to be charged.

                                       DEBTOR

                                       SMARTALK TELESERVICES, INC., a
                                       California corporation



                                       By: /s/ Andrew Folck
                                          _______________________________
                                          Andrew Folck
                                          Chief Financial Officer


                                       SECURED PARTY

                                       LORSCH CREATIVE NETWORK, INC., a
                                       California corporation



                                       By: /s/ Robert H. Lorsch
                                          _______________________________
                                          Robert H. Lorsch
                                          President

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